Exhibit 99.7

English Translation of Spanish Original -OFFICIAL NOTICE -MULTICANAL S.A. S/ACUERDO PREVENTIVO EXTRAJUDICIAL In accordance with the resolution issued on April 14, 2004 (the “April 14 Resolution”) in the proceedings captioned “MULTICANAL S.A. S/ACUERDO PREVENTIVO EXTRAJUDICIAL” (Record No. 83,658) by the National Court of First Instance on Commercial Matters No. 4, under the supervision of Dr. Héctor Vitale, Office No. 8, under the supervision of Dr. Carlos Anta, located at Diagonal Roque Sáenz Peña 1211, 1st Floor, City of Buenos Aires, Argentina decision affirmed on appeal by the Argentine Court of Commercial Appeals, Chamber “A,” on October 4, 2004; extraordinary appeal rejected on December 14, 2004, “recurso de queja” dismissed April 5, 2005; and related appeal dismissed May 26, 2005), we hereby give five (5) days notice to holders of currently outstanding notes issued by Multicanal S.A. (the “Company”) (9¼% Notes due 2002, 10½% Notes due 2007, 13.125% Series E Notes due 2009, Series C 10½% Notes due 2018, Series J Floating Rate Notes due 2003, together, the “Old Notes”) as to which no election among the three options presented in the Company’s acuerdo preventivo extrajudicial (the “APE”) (the “Options”) was made on or prior to December 12, 2003, either because the holder thereof voted against or abstained from voting on the Company’s APE at the bondholders’ meeting held on December 10, 2003 under the provisions of Section 45 bis of Chapter VII, Title II of Law No. 24.522, as amended (the “Bondholders’ Meeting”), as well as Old Notes whose holders did not participate in such meeting (collectively referred to herein as the “Eligible Notes”).  Holders of Eligible Notes have the right, for a 30-day period, or any greater number of days as extended by the Company in its sole discretion (the “30 Day Period”), to elect among the Options and have such elections be treated the same as elections made by holders on or prior to December 12, 2003, including elections made at the Bondholders’ Meeting (the “Court-Ordered Election”), in accordance with the requirements set forth in this notice (the “30 Day Notice”).  IF YOU ARE A HOLDER OF OLD NOTES AS TO WHICH SUCH ELECTION WAS MADE ON OR PRIOR TO DECEMBER 12, 2003, YOU ARE NOT ELIGIBLE TO TAKE ANY ACTION PURSUANT TO THIS 30 DAY NOTICE.  Beneficial owners of Eligible Notes may make an election pursuant to the Court-Ordered Election but retain possession of their Eligible Notes pending the conclusion of all appeals or petitions in the United States and/or Argentina for review of the APE and the order entered in the United States Bankruptcy Court, Southern District of New York on January 6, 2005 (the “U.S. Order”).  Following the 30 Day Period, any Eligible Notes as to which no such election is made will be exchanged for such Option(s) as result(s) from the application of and in accordance with the terms of the APE, as confirmed.  Any Eligible Notes tendered in the Court-Ordered Election, or elections made pursuant to the Court-Ordered Election, may not be withdrawn or modified; provided however, that if for any reason the Company returns all Old Notes tendered by holders on or prior to December 12, 2003, the Company will return to the holders of Eligible Notes any such Notes validly tendered in the Court-Ordered Election and elections made pursuant to the Court-Ordered Election will be void and without effect.  Election Procedures:  (1) Election Forms: Holders of Eligible Notes shall, prior to 5:00 pm New York time on              , 2006, unless extended by the Company in its sole discretion (such date and time as the same may be extended, the “Expiration Date”), (a) complete, execute and deliver to the Exchange Agent at JPMorgan Chase Bank, Institutional Trust Services, 4 New York Plaza, 15th Floor, New York, NY  10004, Attn: W. Potes by mail on or before the Expiration Date, a notarized and either apostilled (in accordance with the Hague Convention) or consularized, through the Argentine Ministry of Foreign Affairs, letter of transmittal (a “Letter of Transmittal”) and (b) deliver to the Exchange Agent at the address above, or by facsimile, to the attention of W. Potes, at (212) 623-6214, legible copies of corresponding and validly executed instruction letter(s) (an “Instruction Letter”) it has received from the beneficial owners of Eligible Notes tendered pursuant to the related Letter of Transmittal.  However, registered holders of Eligible Notes wishing to make an election pursuant to the Court-Ordered Election but to retain possession of their Eligible Notes pending the conclusion of all appeals or petitions in the United States and/or Argentina for review of the APE and the U.S. Order shall be required to deliver (or cause to be delivered), together with an Instruction Letter, an executed election agreement, in the form enclosed with the Letter of Transmittal and Instruction Letter (an “Election Agreement”), in lieu of the Letter of Transmittal.  Holders of Eligible Notes that elect to retain possession of their Eligible Notes will be entitled to receive the cash and/or new securities available under the APE upon the terms and subject to the conditions set forth in the Election Agreement.  Forms of the Letter of Transmittal, Instruction Letter and Election Agreement are available at the website www.formularioasamblea.com.ar/aviso30dias and at Multicanal S.A.’s office located at Triunvirato 4348, (C1431DPM) Buenos Aires, Argentina.  The Company submits annual and periodic reports to the Bolsa de Comercio de Buenos Aires (the “Bolsa”) which can be found on the Bolsa’s website at www.bcba.sba.com.ar and to the Comisión Nacional de Valores (“CNV”) which can be found at CNV’s website at www.cnv.gov.ar.  In addition, the Company also files annual reports on Form 20-F, and exhibits thereto, furnishes information periodically on Form 6-K, and has filed an application for qualification of indentures on Form T-3 and a Form F-4 Registration Statement by electronic means with the U.S. Securities and Exchange Commission (the “SEC”) and they are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may contact the Exchange Agent at the address provided above prior to the Expiration Date if you would like to receive paper copies of any of our SEC filings, submissions or applications made since January 1, 2003 or of the U.S. Order or any decisions related to the U.S. Order.  To obtain timely delivery, holders of our Old Notes entitled to participate in the Court-Ordered Election must request this information no later than five business days before the date they must make their election and in no case later than five business days before the Expiration Date.  Delivery of the duly executed instruments as described above is required to make a valid election.  Delivery of a Letter of Transmittal or an Election Agreement, as well as a corresponding Instruction Letter, to an address other than the Exchange Agent address set forth above, or transmission via facsimile to a number other than the Exchange Agent facsimile number listed above, will not constitute a valid election in accordance with this 30 Day Notice.  Delivery of documents to the Depository Trust Company (“DTC”) does not constitute delivery to the Exchange Agent.  (2) Tender of Eligible Notes: In order to validly tender Eligible Notes, a holder of Eligible Notes that does not choose to retain possession thereof must tender its Eligible Notes by book-entry transfer through the DTC Automated Tender Offer Program (“ATOP”) and transmit to the Exchange Agent a computer generated message (an “Agent’s Message”) in which such holder of Eligible Notes acknowledges that it has received the Letter of Transmittal and agrees to be bound by its terms and makes the representations and warranties contained therein. MULTICANAL S.A. WILL ADOPT ALL MEASURES REQUIRED IN ITS DISCRETION TO COMPLY WITH ALL APPLICABLE LAWS, INCLUDING ARGENTINE, U.S. AND LUXEMBOURG SECURITIES LAWS.  Buenos Aires,            , 2006. Multicanal S.A.